Electronic Articles of Incorporation
For

P09000057467
FILED
July 06, 2009
Sec. Of State
wcunningham

REDTIDE DEFENSE GROUP,INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

REDTIDE DEFENSE GROUP,INC.

Article II

The principal place of business address:

1987 BRAE MOOR DRIVE
DUNEDIN, FL. 34698

The mailing address of the corporation is:

1987 BRAE MOOR DRIVE
DUNEDIN, FL. 34698

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000 COMMON 5,000,000 PREFERRED A

Article V

The name and Florida street address of the registered agent is:

BERNARD WERTHER
1987 BRAE MOOR DR
DUNEDIN, FL. 34698

I certify that I am familiar with and accept the responsibilities of registered agent.

P09000057467
FILED
July 06, 2009
Sec. Of State
wcunningham

Registered Agent Signature: BERNARD WERTHER

Article VI

The name and address of the incorporator is:

AYERS ALVIN
1987 BRAE MOOR DR.

DUNEDIN FL 34698

Incorporator Signature: ALVIN AYERS

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
EDWIN B SALMON JR
1987 BRAE MOOR DR.
DUNEDIN, FL. 34698

Title: VP
BARRY NELSEN
1987 BRAE MOOR DR.
DUNEDIN, FL. 34698

Article VIII

The effective date for this corporation shall be:

07/02/2009

Articles of Amendment
to
Articles of Incorporation
of

Redtide Defense Group, Inc.

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P09000057467

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

IMAG, INC. Changed to IMAG GROUP, INC *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:** N/A
(Principal office address MUST BE A STREET ADDRESS)

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address ______________________, Florida______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

E. If amending or adding additional Articles, enter change(s) here
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV. The Corporation shall be authorized to issue: (i) 250,000,000 shares of common stock, $0.001 par value per share; and, (ii) 10,000,000 shares of preferred stock, the preferences, limitations, and relative rights of which shall be determined by the board of directors pursuant to Section 607.0602, Fla. Stat., from time to time.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: December 13, 2012

Effective date if applicable: N/A

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated December 13, 2012

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edwin B. Salmon, Jr.

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)